                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in Amendment No. 1 to this Registration Statement on Form S-1 (File No. 333-90974) of our report dated April 17, 2002 relating to the combined financial statements of the Upstream Subsidiaries of Plains Resources Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration
Statement.




PricewaterhouseCoopers LLP


Houston, Texas
August 28, 2002